SUB-ITEM 77C







Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset Emerging Markets Income Fund Inc. was held on September 26, 2014 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:


1. Election of Directors: (1-2) Class II Directors, to serve until the 2017 Annual Meeting of Stockholders.




No. Shares
% of Outstanding
Shares
% of Shares
Present
Eileen A. Kamerick



Affirmative
24,613,428.643
85.971%
97.861%
Withhold
  538,1 01.1
84
1.880%
2.139%
TOTAL
 25,1 51,
529.827
87.851%
1   00.000%

Kenneth D. Fuller
Affirmative


24,622,015.938


86.001%


97.895%
Withhold
529,513.889
1..850%
2.105%
TOTAL
25,151,529.827
87.851%
100.000%



In addition to Kenneth D. Fuller and Eileen A. Kamerick, the other
 Directors of the Fund were as follows:

Daniel P. Cronin
Carol L. Colman
Paolo M. Cucchi
Leslie H. Gelb
William R. Hutchinson
Riordan Roett









I